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                                                                    Exhibit 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


       As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our reports dated January 18, 2002 included in Concerto Software, Inc.'s (formerly Davox Corporation) Form 10-K for the year ended December 31, 2001 and to all references to our Firm included in this registration statement.

/s/ Arthur Andersen LLP

Boston, MA
June 18, 2002